[GRAPHIC OMITTED][GRAPHIC OMITTED]

Recently we sent you proxy materials regarding the Special Meeting of Shareholders. Our records indicate that we have not received your important vote. We urge you to act promptly in order to allow us to obtain a sufficient number of votes to hold the Meeting and avoid the possibility of an additional adjournment.

                               EVERY VOTE COUNTS

You may think your vote is not important, but your participation is critical to hold the meeting, so please vote immediately. Any additional solicitations are costly and time-consuming. We urge you to vote your proxy now. You and all other shareholders will benefit from your cooperation.


AFTER CAREFUL REVIEW, THE BOARD OF TRUSTEES HAS UNANIMOUSLY RECOMMENDED A VOTE "FOR" THE PROPOSAL DETAILED IN YOUR PROXY STATEMENT.

                                 1-877-256-6082


Please vote now to be                RYDEX INVESTMENTS has made it very easy for
   sure your vote is                 you to vote. CHOOSE ONE OF THE FOLLOWING
 received in time for the            METHODS:
   FEBRUARY 12, 2008
   -----------------                o   SPEAK to a live Proxy Specialist by
 SPECIAL MEETING OF                     calling the number above. We can answer
 ------------------                     any of your questions and record your
   SHAREHOLDERS.                        vote. (Open: M-F 9:30am - 9pm, Sat
   -------------                        10am - 6pm ET)
      Thank you
for your participation              o   LOG ON to the website noted on your
                                        proxy card and enter your control
                                        number printed on the card, and vote
                                        by following the on-screen prompts.

                                    o   CALL the phone number on the proxy card
                                        and enter the control number printed
                                        on the card and follow the touchtone
                                        prompts.

                                    o   MAIL in your signed proxy card in the
                                        envelope provided.



                        VOTING TAKES ONLY A FEW MINUTES.
                        --------------------------------
                               PLEASE VOTE TODAY.
                               ------------------